Exhibit 99.1

FOR IMMEDIATE RELEASE NYSE American – REI

RING ENERGY ANNOUNCES ACCRETIVE ALL CASH ASSET ACQUISITION STRATEGICALLY EXPANDING CORE OPERATING AREA

~ Expected to Grow Production, Reserves, Free Cash Flow and Other Key Metrics ~

The Woodlands, TX – July 11, 2023 – Ring Energy, Inc. (NYSE American: REI) (“Ring” or the “Company”) today announced it has entered into an agreement to acquire the Central Basin Platform (“CBP”) assets of Founders Oil & Gas IV, LLC (“Founders”) for $75 million in cash (the “Transaction”). Founders’ CBP operations are located in the Permian Basin in Ector County, Texas and are focused on the development of approximately 3,600 net acres that are similar to Ring’s CBP assets acquired in 2022 from Stronghold Energy Operating II, LLC and its affiliate (“Stronghold”).
Total consideration of $75 million, subject to customary closing adjustments, consists of $60 million in cash at closing and $15 million deferred cash payment due four months after closing. The Transaction will be funded with cash on hand and borrowings under Ring’s recently reaffirmed senior revolving credit facility.

TRANSACTION HIGHLIGHTS
•    Immediately accretive to Ring’s shareholders, including production, reserves, Adjusted Free Cash Flow(1) and other key metrics;
•    Total consideration is approximately 2.3x the assets’ next twelve months’ (“NTM”) Adjusted EBITDA(1) beginning April 1, 2023;
•    Strengthens balance sheet by lowering the Company’s leverage ratio(2) and accelerates Ring’s ability to pay down debt;
•    Further increases inventory of low-risk, high rate-of-return drilling locations and improves capital allocation flexibility;
•    Strategically expands core operating area capturing operating and G&A cost synergies; and

•    The Transaction is expected to close in the third quarter of 2023 with an effective date of April 1, 2023.

ASSET HIGHLIGHTS
•    Second quarter 2023 production was approximately 2,500 net barrels of oil equivalent per day (“Boe/d”) (86% oil);
•    Margin enhancing ownership with approximately 99% working interest and high net revenue interest of approximately 87%;
•    Total Proved SEC year-end 2022 reserves as calculated by Ring management of 9.2 million barrels of oil equivalent (“MMBoe”) (80% oil), characterized by shallow declines and long lives;
•    Low-risk inventory provides significant economic returns with potential upside from targeted downspacing, including approximately 50 low-cost, high rate-of-return undeveloped drilling locations; and
•    Existing infrastructure provides takeaway capacity and opportunities to reduce costs and improve efficiencies.
Mr. Paul D. McKinney, Chairman of the Board and Chief Executive Officer, commented, “We are pleased to announce our agreement to acquire Founders’ conventional oil and gas assets in Ector County, Texas. These assets strategically expand our existing operations in the southern portion of the Central Basin Platform allowing us to capture operating cost and G&A synergies associated with a larger core operating area. These assets are similar to the Stronghold assets acquired last year, having stacked pay zones of high-quality rock with proven performance. Like the Stronghold assets, we intend to leverage our extensive expertise applying the newest conventional and unconventional technologies to optimally develop the inventory of undeveloped drilling locations afforded by the Transaction.”
Mr. McKinney concluded, “Today’s announcement is another example of creating value for our shareholders through our value focused proven strategy. This acquisition not only increases our production, but it also allows us to reduce our expected capital spending for the second half of 2023 thereby giving us the ability to further pay down our debt. In addition, it expands our proved reserves while lowering our leverage ratio. We look forward to quickly integrating the assets into our operations and further developing the inventory of drilling locations. In short, we view this transaction as another step in gaining greater size and scale and positioning the Company to deliver on our long-term goals for our shareholders.”
PRO FORMA THIRD AND FOURTH QUARTER 2023 SALES VOLUMES, CAPITAL INVESTMENT AND OPERATING EXPENSE GUIDANCE
Ring has provided pro forma third and fourth quarter of 2023 guidance to reflect the pending Transaction. In addition, the guidance includes the impact of the recently completed sale of its Delaware Basin assets during the second quarter of 2023.
Ring is targeting total pro forma capital spending of $67 million to $77 million in the second half of 2023. The development program includes a balanced and capital efficient combination of drilling horizontal (“Hz”) wells on the Company’s legacy acreage and vertical wells on the acquired Stronghold and Founders’ acreage, as well as performing recompletions. Additionally, the capital spending program includes funds for targeted capital workovers, infrastructure upgrades, leasing costs, and non-operated drilling, completion, and capital workovers.
All projects and estimates are based on assumed WTI oil prices of $65 to $85 per barrel. As in the past, Ring has designed its spending program with flexibility to respond to changes in commodity prices and other market conditions as appropriate.
Based on the $72 million mid-point of collective spending guidance for the second half of 2023, the Company expects the following estimated allocation of capital investment:
•    73% for drilling, completion, and related infrastructure;
•    19% for recompletions and capital workovers; and
•    8% for land, environmental and safety, and non-operated capital.
The Company remains squarely focused on continuing to generate Adjusted Free Cash Flow. All second half 2023 planned capital expenditures are expected to be fully funded by cash on hand and cash from operations, with excess Adjusted Free Cash Flow currently targeted for further debt reduction.
The pro forma guidance in the table below represents the Company's current good faith estimate of the range of likely results assuming a closing date for the Transaction of August 15, 2023, and also reflects the previously announced and completed divestiture of Ring’s Delaware

Basin assets. Guidance could be affected by the factors discussed below in the "Safe Harbor Statement" section.

	PRO FORMA(1)
	Q3 2023	Q4 2023

Sales Volumes:
Total (Boe/d)	18,100-18,600	18,900-19,500
Mid Point (Boe/d)	18,350	19,200
Oil (%)	68%	69%
NGLs (%)	15%	15%
Gas (%)	17%	16%

Capital Program:
Capital spending(2) (millions)	$37-$42	$30-$35

Hz wells drilled	5 - 7	3 - 4
Vertical wells drilled	1 - 2	3 - 4
Wells completed and online	5 - 6	7 - 8

Operating Expenses:
LOE (per Boe)	$10.50-$11.00	$10.50-$11.00
(1) In addition to the Transaction, the guidance reflects the impact of Ring’s recent sale of its Delaware Basin assets in the second quarter of 2023.
(2) In addition to Company-directed drilling and completion activities, the capital spending outlook includes funds for targeted well reactivations, capital workovers, and infrastructure upgrades. Also included is anticipated spending for leasing costs, and non-operated drilling, completion, and capital workovers.
ADDITIONAL INFORMATION
Ring will provide additional information concerning the Transaction in a presentation that will be posted to its website at www.ringenergy.com under the “News, Events and Presentations” section prior to market open on Wednesday, July 12, 2023.
ADVISORS
Raymond James acted as exclusive financial advisor and Jones & Keller, P.C. provided legal counsel to Ring. TenOaks Energy Advisors served as exclusive financial and technical advisor and O’Melveny & Myers LLP provided legal counsel to Founders.
ABOUT RING ENERGY, INC.

Ring Energy, Inc. is an oil and gas exploration, development, and production company with current operations focused on the development of its Permian Basin assets. For additional information, please visit www.ringenergy.com.
SAFE HARBOR STATEMENT
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements involve a wide variety of risks and uncertainties, and include, without limitation, statements with respect to the Company’s strategy and prospects. The forward-looking statements include statements about the expected benefits of the Transaction to Ring and its stockholders, the anticipated completion of the Transaction or the timing thereof, the expected future reserves, production, financial position, business strategy, revenues, earnings, costs, capital expenditures and debt levels of the Company, and plans and objectives of management for future operations. Forward-looking statements are based on current expectations and assumptions and analyses made by Ring and its management in light of their experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances. However, whether actual results and developments will conform to expectations is subject to a number of material risks and uncertainties, including but not limited to: the ability to complete the Transaction on anticipated terms and timetable; Ring’s ability to integrate its combined operations successfully after the Transaction and achieve anticipated benefits from it; the possibility that various closing conditions for the Transaction may not be satisfied or waived; risks relating to any unforeseen liabilities of Ring or Founders; declines in oil, natural gas liquids or natural gas prices; the level of success in exploration, development and production activities; adverse weather conditions that may negatively impact development or production activities; the timing of exploration and development expenditures; inaccuracies of reserve estimates or assumptions underlying them; revisions to reserve estimates as a result of changes in commodity prices; impacts to financial statements as a result of impairment write-downs; risks related to level of indebtedness and periodic redeterminations of the borrowing base and interest rates under Ring’s credit facility; Ring’s ability to generate sufficient cash flows from operations to meet the internally funded portion of its capital expenditures budget; the impacts of hedging on results of operations; and Ring’s ability to replace oil and natural gas reserves. Such statements are subject to certain risks and uncertainties which are disclosed in the Company’s reports filed with the SEC, including its Form 10-K for the fiscal year ended December 31, 2022, and its other filings. Ring undertakes no obligation to revise or update publicly any forward-looking statements except as required by law.
CONTACT INFORMATION
Al Petrie Advisors
Al Petrie, Senior Partner
Phone: 281-975-2146
Email: apetrie@ringenergy.com
FOOTNOTES
(1) Non-GAAP Information. Certain financial terms included in this release are not measures of financial performance recognized by accounting principles generally accepted in the United States, or GAAP. These non-GAAP financial measures are “NTM Adjusted EBITDA” and “Adjusted Free Cash Flow.” These disclosures may not be viewed as a substitute for financial performance determined in accordance with GAAP and are not necessarily comparable to non-GAAP performance measures which may be reported by other companies. Non-GAAP financial measures should not be considered a substitute for any GAAP measure. Note, however, that to the extent forward-looking non-GAAP financial measures are provided herein, they are not reconciled to comparable forward-looking GAAP measures due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation.
i. We define Adjusted Free Cash Flow as our net cash provided by operating activities less changes in operating assets and liabilities (as reflected on our statements of cash flows); capital expenditures; and bad debt expense; and adding back transaction costs for executed acquisitions and divestitures; current tax expense (benefit); proceeds from divestitures of oil and natural gas properties; and excess tax (expense) benefit related to share-based compensation. For this purpose, our definition of capital expenditures includes costs incurred related to oil and natural gas properties (such as drilling and infrastructure costs and the lease maintenance costs) and equipment, furniture and fixtures, but excludes acquisition costs of oil and gas properties from third parties that are not included in our capital expenditures guidance provided to investors. Our management believes that Adjusted Free Cash Flow is an important financial performance measure for use in evaluating the performance and efficiency of our current operating activities after the impact of accrued capital expenditures and net interest expense and without being impacted by items such as changes associated with working capital, which can vary substantially from one period to another. Other companies may use different definitions of Adjusted Free Cash Flow.
ii. The NTM Adjusted EBITDA calculations were prepared solely by Ring Management. The calculations use NYMEX strip pricing as of July 7, 2023 for the period beginning April 1, 2023, including pricing for second quarter 2023 of $73.76 per barrel of crude oil and $2.16 per Mcf of natural gas, third quarter 2023 of $72.88 per barrel and $2.52 per Mcf, fourth quarter 2023 of $73.05 per barrel and $3.08 per Mcf, and first quarter of 2024 $71.88 per barrel and $3.62 per Mcf. We define NTM Adjusted EBITDA as the assets’ net income (loss), as applicable, plus net interest expense, unrealized loss (gain) on change in fair value of derivatives, ceiling test impairment, income tax (benefit) expense, depreciation, depletion and amortization, and asset retirement obligation accretion over the stated 12-month period. Company management believes this presentation is relevant and useful because it will help investors compare the purchase price as it relates to anticipated operating performance. NTM Adjusted EBITDA should not be considered in isolation from or as a substitute for net income, as an indication of cash flows from operating activities, or as a measure of liquidity. NTM Adjusted EBITDA, as Ring calculates it, may not be comparable to similar measures calculated or reported by other companies. In addition, NTM Adjusted EBITDA does not represent funds available for discretionary use.
(2) “Leverage Ratio” is calculated under our existing senior revolving credit facility and means as of any date, the ratio of (i) our Consolidated total debt as of such date to (ii) our Consolidated EBITDAX for the four consecutive fiscal quarters ending on or immediately prior to such date for which financial statements are required to have been delivered under our existing senior revolving credit facility; provided that for the purposes of the definition of ‘Leverage Ratio’, (a) for the fiscal quarter ended September 30, 2022, Consolidated EBITDAX is calculated by multiplying Consolidated EBITDAX for such fiscal quarter by four, (b) for the fiscal quarter ended December 31, 2022, Consolidated EBITDAX is calculated by multiplying Consolidated EBITDAX for the two fiscal quarter period ended on December 31, 2022 by two, (c) for the Fiscal Quarter ended March 31, 2023, Consolidated EBITDAX is calculated by multiplying Consolidated EBITDAX for the three fiscal quarter period ended on March 31, 2023 by four-thirds, and (d) for each fiscal quarter thereafter, Consolidated EBITDAX will be calculated by adding Consolidated EBITDAX for the four consecutive Fiscal Quarters ending on such date.

We define “Consolidated EBITDAX” in accordance with our existing senior revolving credit facility and it means for any period an amount equal to the sum of (i) consolidated net income for such period plus (ii) to the extent deducted in determining consolidated net income for such period, and without duplication, (A) consolidated interest expense, (B) income tax expense determined on a consolidated basis in accordance with GAAP, (C) depreciation, depletion and amortization determined on a consolidated basis in accordance with GAAP, (D) exploration expenses determined on a consolidated basis in accordance with GAAP, and (E) all other non-cash charges acceptable to our senior revolving credit facility Administrative Agent determined on a consolidated basis in accordance with GAAP, in each case for such period minus (iii) all noncash income added to consolidated net income for such period; provided that, for purposes of calculating compliance with the financial covenants set forth in our senior revolving credit facility, to the extent that during such period we shall have consummated an acquisition permitted by the senior revolving credit facility or any sale, transfer or other disposition of any person, business, property or assets permitted by the senior revolving credit facility, Consolidated EBITDAX will be calculated on a pro forma basis with respect to such person, business, property or assets so acquired or disposed of.